Exhibit 99.1

As of March 20, 2017, Bar Harbor Bankshares (the “Company”) and Lake Sunapee Bank, a division of Bar Harbor Bank & Trust (“Bank”), are announcing the hiring of John M. Mercier as Executive Vice President to lead the New Hampshire and Vermont commercial banking markets. In his new role, Mr. Mercier will also become a key member of the Bank’s Senior Executive Team.

John has worked in retail, small business, regional banking, middle market, and large national corporate markets. He has worked for banks of varying size from de novo to multinational. He has a very strong reputation earned over his 30 year career. His experience will provide strong support to the Bank’s commercial lending teams as they continue to provide professional, consultative solutions to present and prospective customers.

John is actively involved in his community and charitable organizations including serving as a Trustee for the Granite United Way, NH Institute for Art, and the Manchester Boys & Girls Club. He is past Chairman and Trustee Emeritus of Southern NH Health System and past Chairman of the Manchester Airport Authority. He and his wife reside in Manchester, NH.